EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statements Nos. 333-139703 and 333-140787 on Form S-8 of St Bernard Software, Inc. (the “Company”) of our report dated March 10, 2009, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2008 and 2007, included in its Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 11, 2009.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

San Diego, California
March 13, 2009